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                                                                   EXHIBIT 10.01


                    SEVERANCE AGREEMENT AND RELEASE OF CLAIMS
                          (PRESENTED: OCTOBER 12, 2000)

This Leave of Absence and Severance Agreement hereafter, (the "Agreement") made and entered into as of October 12, 2000, by and between Kellogg Company, a Delaware corporation ("the Company") and Jacobus Groot ("Employee").

PURPOSE

The purpose of this Severance Agreement and Release of Claims is to set forth the arrangements with respect to Employee's termination of active employment as an officer of the Company, and its subsidiaries, divisions and affiliates, and related matters, effective January 1, 2001. As of that date, Employee is relieved of all his titles, duties, responsibilities, and authority as an officer and otherwise with respect to the Company. This date shall be considered the Employee's "last day worked."

TERMS AND CONDITIONS

    A. For the period beginning January 1, 2001 and continuing to January 1, 2003, Employee will be an "employee" on an UNPAID LEAVE OF ABSENCE for the sole purpose of stock option and stock grant vesting, as more particularly described in Paragraph G. During Employee's unpaid leave of absence, Employee shall not hold any title or position with the Company, and Employee shall have no titles, duties, responsibilities or authority with respect to the Company, its business and/or operations.

    B. As more fully provided below, the capital sum payment described herein is in consideration of Employee's release of any and all cause or causes of action he has, has had, or may have against the Company.

    C. On account of the termination and in order to compensate for the loss of employment and loss of office and in full settlement of all claims, demands, causes of action against the Company, Employee shall be paid the sum of U.S. $1,090,000 (one million ninety thousand dollars) with the capital sum of U.S. $1,000,000 (one million dollars), paid on Employee's termination date, January 1, 2001, and the balance U.S. $90,000 (ninety thousand dollars) paid in equal monthly installments over the period of unpaid leave of absence from January 1, 2001 to January 1, 2003.

    D. Employee shall receive pension benefits from Kellogg Company tax qualified, Excess Benefit, Supplemental and Key Executive Benefit Retirement Plans in the amount of U.S. $475,000, which shall be paid in a capital sum payment within 14 days of Employee's termination date. This payment shall be based on the interest rate for determining capital sum pension amounts at the time of termination.

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     E.  Short-term disability and long-term disability benefits cease as of your last day worked. Except as otherwise provided herein, benefits for Employee and his eligible dependents, as outlined in "A Guide To Your Medical/Mental/Prescription Drug Benefits" effective 1995, and under the Executive Income Survivor Plan, subject to the respective terms and provisions thereof, including any amendment or alteration thereof after the date of this Agreement, will be continued for Employee as an "employee", (i.e., or on leave of absence). During the unpaid leave of absence period, health benefits will be provided to the Employee, his spouse and dependents, and shall terminate on January 1, 2003. Employee shall be solely responsible for payment of medical benefit premiums during any unpaid leave periods.

         Continued insurance coverage pursuant to COBRA regulations and conversion privileges will be available to Employee when the unpaid leave of absence benefits end. Employee will be responsible for the payment of all premiums for that continuation period. Additional information will be forwarded to Employee regarding COBRA.

     F. Within sixty (60) days of the last day worked, the Company will pay to Employee that sum which is equivalent to all unused, earned, accrued prorated vacation of Employee as of the last day worked. Employee shall not be entitled to any future vacation pay accruals from and after the last day worked.

     G. Employee's right to exercise all nonqualified stock options and stock grants pursuant to the Company the 1991 Key Employee Long-Term Incentive Plan ("the Plans"), shall continue only through January 1, 2003 of the unpaid leave of absence period, subject to and administered in accordance with the respective option grants and Plan provisions.

         This includes employee's right to exercise the 45,000 (forty five thousand) stock option grants awarded as part of Employee's sign-on bonus and 35,000 options as part of the grant made in January 1999 and Employment Agreement terms and conditions dated December 17, 1998 and the 100,000 stock options awarded on January 31, 2000. The ability to utilize the accelerated ownership feature of the Plans shall continue for eligible stock options, throughout the unpaid leave of absence period, unless this feature is altered, modified and/or otherwise terminated earlier. Any stock option grants and/or stock grants not exercised in accordance with and subject to "the Plans", by January 1, 2003, shall expire.

     H. In consideration for Employee continuing to perform assigned duties and responsibilities through December 31, 2000 Employee shall be paid as follows:

     I. The Company shall pay to Employee a goods and services differential allowance for the unpaid leave period to July 1, 2001 which shall be paid in monthly installments based upon the current differential which is U.S. $77,197 (seventy seven thousand one hundred ninety seven dollars) annually.

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    J.   The Company shall continue to provide current housing in Hong Kong, including utilities, by maintaining the current lease on such property through August 31, 2001.

    K. The Company shall provide continued use of the current Company car to August 31, 2001. During this time, the service and running costs will be the employee's responsibility. At such time, the car will be returned to the Company at a mutually agreeable location.

    L. The Company shall continue to pay the monthly AMC Club Membership fee to July 1, 2001 at which time such payments by the Company shall be terminated. Employee shall pay all other usage fees. After July 1, 2001, Kellogg will maintain the debenture to July 1, 2003 and Employee may continue to use the AMC Club Membership at his own expense paying monthly fees and usage fees during that period.

    M. The Company shall continue to pay school fees at the current international school for employee's 3 children and continue current payments for Dutch language training to July 1, 2001 at which time such payments by the Company shall be terminated.

    N. The Company shall pay the expenses incurred for the services of PricewaterhouseCoopers to provide the Employee with tax preparation for 2000/2001, 2001/2002, and 2002/2003 tax years. Employee shall be liable for and shall pay any personal income tax liability.

    O. As repatriation, the Company shall pay for one (1) relocation of Employee's family and household goods to a location of Employee's choice. The Company's obligation to pay for such relocation shall terminate on July 31, 2003, whether or not Employee has elected to relocate by that date. Such relocation shall also include the continued storage costs of personal household goods through July 31, 2003. Such relocation benefits shall not be paid in the event that employment is secured by Employee prior to July 31, 2003.

         In connection with such relocation, the Company shall pay the airfare costs of business class tickets for Employee and his family from Hong Kong to Amsterdam or the equivalent provided Employee relocates within 30 days of the unpaid leave of absence period on July 31, 2003.

    P. Employee will be eligible for outplacement assistance at the Company's expense, by a mutually agreeable agency. The company will also cover certain expenses connected with Employee maintaining office at home. Specifically, the Company will loan the Employee a fax/copy machine, computer, printer and will cover costs for a third party telephone answering service, as well as standard secretarial assistance, provided by Eunice Lai as long as practical, after which this will be provided by third party business center. The Company's support of Employee's home office and loaning of equipment will cease on January 1, 2003 or if Employee secures employment, whichever occurs sooner.


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    Q.   In further consideration of the following noncompete provisions,
         Employee agrees that monetary consideration and benefits provided under this Agreement includes separate consideration for agreeing to the following non-competition restrictions. Employee agrees that, for the respective Restricted Periods (as hereinafter defined), Employee shall not:

         (i) accept full-time employment, for or on behalf of the following companies that compete in the cereal, meat alternative and/or convenience foods business: Gardenburger, General Mills, Post, Quaker (foods), Nabisco, Pillsbury, Malto Meal, Ralcorp Cereal, and/or other private label cereal companies and/or

         (ii) provide consulting services to, for or with any person, firm, partnership, corporation or other business relating directly or indirectly to the manufacture, production, distribution, selling and/or marketing of any of the products (as defined below) in the geographic areas (as defined herein), including specifically, but not limited to, the following competing companies: Gardenburger, Post, General Mills, Quaker (foods), Nabisco, Pillsbury, Malto Meal, Ralcorp Cereal and/or other private label cereal company.

         (iii) directly or indirectly, permit any business firm which Employee, individually or jointly with others may own, manage, operate, or control, to engage in the manufacture, production, distribution, sale or marketing of any of the Products in the Geographic Area excluding ownership of publicly traded securities, and/or

         (iv) directly or indirectly participate with any person, firm, partnership, corporation, or other business whose efforts and/or intentions include purchasing and/or considering or evaluating for purchase, acquisition, or takeover the Company and/or any of its divisions, subsidiaries, affiliates, or related entities during the Restricted Period within the Geographic Area, as defined under this Agreement and/or

         (v) directly or indirectly solicit or attempt to solicit for employment any employee, manager, director, officer of Kellogg Company or its affiliates or related businesses and/or

         (vi) call upon, solicit, divert or take away or attempt to take away the business or patronage of any customer of the Company.

         For purposes of this non-compete provision, the term "Products" shall mean any ready-to-eat cereal products, any meat alternative product, toaster pastries, cereal bars, granola bars, frozen waffles, crispy marshmallow squares, and/or any other similar grain-based convenience food. For purposes of this non-compete provision, the term "Geographic

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         Area" shall mean any country in the world where the Company (including any subsidiary, division or affiliate thereof) manufactures, produces, distributes, sells or markets any of the Products at any time during the applicable Restricted Period (as defined below). For purposes of this paragraph, the Restricted Period with respect to the Products shall be eighteen (18) months from the date of this Agreement.

         To prevent any misunderstanding and conflicts regarding activities that may violate these promises Employee has made in this noncompetition agreement, Employee may, at his option, consult with the Company (specifically, the Executive Vice President, Corporate Development, General Counsel and Secretary, Janet L. Kelly) to discuss proposed actions to determine whether or not they may be violative from the Company's point of view.

         Employee acknowledges that a violation of the terms of this Noncompete provision may give rise to irreparable injury to the Company inadequately compensable in damages, and accordingly, Employee agrees that the Company may seek injunctive relief against such breach or threatened breach, in addition to any other legal remedies which may be available, including recovery of monetary damages. In any action successfully brought by the Company against Employee to enforce the rights of the Company under this Noncompete provision, the Company shall also be entitled to recover cost of the action, (exclusive of attorney's fees) and the period of the restrictions stated above shall be deemed to commence upon the entry of the Court's Order for relief.

    R. As a result of these lump sum payments, the Company, its subsidiaries, divisions and affiliates (including the directors, officers and employees of any of them) shall have no further obligations of any kind or nature to Employee, including, without limitation, obligations for any other termination, severance, bonus, etc., except as specifically provided herein, and except as may be provided under the applicable eligible Company benefit plans in accordance with their terms.

    S. Employee further agrees to and shall return to the Company no later than his last day worked, without limitation, all files, documents, correspondence, memoranda, customer and client lists, prospect lists, subscription lists, contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, employee records, technical processes, designs and design projects, inventions, research project presentations, proposals, quotations, data, notes, records, photographic slides, photographs, posters, manuals, brochures, internal publications, books, films, drawings, videos, sketches, plans, outlines, computer disks, computer files, work plans, specifications, credit cards, keys (including elevator, pass, building and door keys), identification cards, and any other documents, writings and materials that Employee came to possess or otherwise acquire as a result of and/or in connection with the Company. Should Employee later find any Company property in his possession, Employee agrees to immediately return it.

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    T.   Employee agrees that he will not divulge any/all proprietary and/or confidential business information, except to the extent required pursuant to a legal subpoena or a legal proceeding. Employee agrees that any and all information regarding the terms and conditions of this Agreement shall be kept confidential and not disclosed to anyone, except Employee's spouse, tax accountant and/or attorney.

    U. Employee agrees not to take any wrongful action with the intention of damaging the Company. Employee agrees to cooperate with the Company in connection with any and all existing or future investigations or litigation of any nature brought against it or its affiliates involving events which occurred during his employment with the Company. The Company will consider the convenience to the Employee and his other commitments in the timing and nature of its request for his cooperation hereunder and he shall not be considered in breach of his obligations hereunder if these commitments preclude his availability to the Company at any time or place. Employee agrees to notify the Company immediately if subpoenaed or asked to appear as a witness in any matter related to the Company or its affiliates. Nothing herein shall prevent Employee from communicating with or participating in any government investigation.

    V. Employee has carefully read this Severance Agreement and Release of Claims and understands its contents. Employee recognizes that he will have no further job responsibilities at the Company.

    W. Subject to the Company's performance of its obligations under this Agreement, on behalf of Employee, his heirs, executors and administrators, Employee irrevocably and unconditionally releases, waives and forever discharges the Company, its owners, stockholders, affiliates, subsidiaries, agents, directors, officers, employees, attorneys, representatives, insurance carriers, attorneys, advisors, and their predecessors, successors, heirs, executors, administrators and assigns from any and all claims, demands and causes of action he now has or may claim to now have arising from or relating in any way to his employment, leave of absence, or separation of employment. This includes, but is not limited to, all claims under the Age Discrimination in Employment Act of 1967 (as amended), Title VII of the Civil Rights Act of 1964, as amended, Section 1981 of the Civil Rights Act of 1986, as amended, the Civil Rights Act of 1991, the Elliott-Larsen Civil Rights Act and any other employment discrimination laws, the Family Medical Leave Act of 1993, the Rehabilitation Act of 1993, the Equal Pay Act of 1963, the Uniform Services Employment and Reemployment Rights Act of 1964, Americans with Disabilities Act, the Workers Adjustment and Retraining Notification Act (WARN), claims for attorney fees, and any common law or other federal, state or local law or ordinance.

         Employee agrees that this Severance Agreement and Release of Claims is intended to and shall preclude any claim that his separation was in retaliation for exercising any right to which Employee is entitled under the provisions of an employee benefit plan, or for the purpose of interfering with the attainment of any right to which Employee may


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         become entitled under such a plan or under the Employee Retirement
         Income Security Act of 1974, as amended, in violation of Section 510 of ERISA, 29 USC Sec. 1140, except as specifically altered and/or modified by the Severance Agreement and Release of Claims. Nothing in the Agreement shall be construed as barring any other claims under Section 502 ERISA.

         Employee agrees he has not filed any charges, claims, or lawsuits against the Company involving any aspect of his employment that have not been terminated as of the date of this Agreement. If Employee has filed any charges, claims, or lawsuits against the Company, Employee agrees to seek immediate dismissal with prejudice and provide written confirmation immediately (i.e., court order, and/or agency determination) as a condition to receiving any benefits under this Agreement. Employee additionally waives and releases any right he may have to recover in any lawsuit or proceeding brought by him, an administrative agency, or any other person on his behalf or which includes him in any class involving any aspect of his employment. If Employee intentionally breaches any portion of this Paragraph, Employee acknowledges that he will be liable for all expenses, including costs and reasonable attorney's fees incurred by any entity released in defending the lawsuit or claim, regardless of the outcome.

    X. Employee has been advised to seek legal counsel to understand its full force and effect. Employee has been given the opportunity to consult with a lawyer.

    Y. Employee agrees and acknowledges that the consideration (severance pay and benefits) described in this Agreement is in full settlement of any and all such aforementioned claims, demands and causes of action he has or may have.

    Z. The Company agrees to indemnify, hold and save harmless Employee from and against any and all claims, liens, demands, damages, liability, actions, causes of action, cooperation with future investigations, settlement costs, and approved attorney's fees and expenses sustained or asserted against Employee arising out of, resulting from, or attributable to any acts or omissions or alleged acts or omissions of Employee during his employment with the Company or in connection with the Employee's fulfillment of his obligations under Paragraph H of this Agreement; provided however, that the Company shall not be liable hereunder to indemnify or hold and save harmless Employee against liability for damages arising during the term of his employment involving willful misconduct, theft, malfeasance, unlawful activity, and/or immorality. The Company hereby releases Employee from any and all claims, liens, demands, damages, liability, actions, causes of action it may have against Employee as a result of Employee's employment, or any services rendered by him in the performance of his duties for the Company.

   AA. Employee has disclosed to the Company any information in his possession concerning any conduct involving the Company that Employee has any reason to believe involves


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         any false claims to the United States or is or may be unlawful or violates Company Policy in any respect.

    BB. Employee signs this Severance Agreement and Release of Claims knowingly and voluntarily and without coercion with full intent to release the Company, its subsidiaries, affiliates, agents, employees, directors, shareholders and any other parties acting on behalf of the Company, to the extent provided in this Agreement.

    CC. Employee understands and agrees that signing this Severance Agreement and Release of Claims and accepting the consideration for it shall not be deemed or construed as an admission of liability or responsibility at any time for any purpose. Liability for any and all claims is expressly denied by Kellogg Company.

    DD. Employee also understands that the Company is not obligated to offer employment to him now or in the future.

    EE. Employee understands that the Nondisclosure Confidentiality Agreement that he signed on his date of hire shall remain in full force and effect indefinitely.

    FF. Employee and Company agree, subject to any obligations under applicable law, that neither will make or cause to be made any statements that disparage each other and/or damage the reputation of the Company or any of its affiliates, agents, officers, directors, managers, or employees.

    GG. Employee agrees that if any provision of this Severance Agreement and Release of Claims is invalid or unenforceable, it will not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

    HH. Employee agrees that the construction, interpretation, and performance of this Agreement shall be governed by the laws of Michigan, including conflict of laws. It is agreed that any controversy, claim or dispute between the parties, directly or indirectly, concerning this Agreement or the breach thereof shall only be resolved in the Circuit Court of Calhoun County, or the United States District Court for the Western District of Michigan, whichever court has jurisdiction over the subject matter thereof, and the parties hereby submit to the jurisdiction of said courts.

    II. For purposes of any construction or interpretation of this Severance Agreement and Release of Claims, all terms and provisions thereof shall be deemed to have been mutually drafted by both of the parties.

    JJ. Employee acknowledges and agrees that this is the entire Severance Agreement and Release of Claims and the only promises made to him are those contained within this document.


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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and date first above written in Battle Creek, Michigan.


KELLOGG COMPANY



By:      /s/ Carlos M. Gutierrez                              /s/ Jacobus Groot
    --------------------------------                 -----------------------------------
Carlos M. Gutierrez                                  Jacobus Groot
Chairman of the Board,                               Employee
President and Chief Executive Officer

October 12, 2000                                     October 12, 2000
------------------------------------                 -----------------------------------

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